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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

                        Date of Report: November 17, 2004

                                 PacificNet Inc.
                                 ---------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

      000-24985                                                   92-2118007
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(Commission File Number)                                        (IRS Employer
                                                             Identification No.)


Unit 2710, Hong Kong Plaza, 188 Connaught Rd West, Hong Kong
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: : 011-852-2876-2900


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Item 3.02.  Unregistered Sales of Equity Securities
                                                   -

         On November 17, 2004, the Company consummated a private offering (the Offering") for the sale of 588,410 restricted shares of its common stock, par value $0.0001 per share (the "Common Stock"). With the exception of 482,310 of the shares that have piggy back registration rights, no other registration rights have been granted pursuant to the terms of the Offering. The Offering was approved by the Company's Board of Directors at a meeting held on November 14, 2004. The shares were sold in a transaction not involving a public offering and were issued without registration in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder. The Company believes the exemption from registration was available because the shares were sold to "accredited investors" as that term is defined in Rule 501 of Regulation D.

         The aggregate proceeds from the sale of the shares in the Offering was $1,829,955. In connection with the Offering each investor also received warrants to purchase one share of Common Stock for every five (5) shares of Common Stock purchased in the Offering. The exercise price of the warrants is $3.89 and is exercisable for a period of five years from the date of issuance.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PACIFICNET INC.

                                             By: /s/ Victor Tong
                                                 -------------------------------
                                                 Name:  Victor Tong
                                                 Title: President
Dated: November 30, 2004